Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-201026

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 5, 2017

PROSPECTUS SUPPLEMENT

(To prospectus dated December 17, 2014)

WEBSTER FINANCIAL CORPORATION

Depositary Shares, Each Representing a 1/1000th Interest

in a Share of     % Series F Non-Cumulative Perpetual Preferred Stock

We are offering                depositary shares, each representing a 1/1000th ownership interest in a share of our     % Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) (the “Series F Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series F Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series F Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board. Dividends will accrue and be payable from the date of issuance at a rate of     % per annum, payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2018. Upon payment of any dividends on the Series F Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series F Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors or a duly authorized committee of the board does not declare a dividend on the Series F Preferred Stock for any dividend period (as defined herein), such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends are declared for any future dividend period.

We may redeem the Series F Preferred Stock at our option, in whole or in part, on December 15, 2022, or any dividend payment date thereafter, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock also may be redeemed at our option, in whole or in part, upon the occurrence of a “regulatory capital treatment event,” as described herein, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series F Preferred Stock will not have any voting rights except as described elsewhere in this prospectus supplement.

We intend to apply to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “WBS PrF.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

Neither the Series F Preferred Stock nor the depositary shares are savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the depositary shares involves a high degree of risk. You should consider the information under the heading “Risk Factors” beginning on page S-12 before investing in the depositary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Webster Financial Corporation(1)	$	$

(1)  Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option to purchase up to an additional                depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company on or about                     , 2017.

Joint Book-Running Managers

BofA Merrill Lynch    Wells Fargo Securities    J.P. Morgan     Citigroup

The date of this prospectus supplement is                     , 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering. Generally, the term “prospectus” refers to both parts combined.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We, and the underwriters, are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

All references in this prospectus supplement to “Webster Financial,” the “Company,” “we,” “us,” “our” or similar references mean Webster Financial Corporation and its successors, and include our consolidated subsidiaries where the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website at www.websterbank.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31486). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed, on March 1, 2017;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 5, 2017, August 4, 2017 and November 6, 2017, respectively;
•	our Proxy Statement on Schedule 14A, filed on March 17, 2017; and
•	our Current Reports on Form 8-K, filed with the SEC on February 14, 2017, April 4, 2017, April 28, 2017 (as amended by Form 8-K/A filed on June 6, 2017), July 25, 2017, September 19, 2017, September 20, 2017 and November 15, 2017 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of the registration statement of which this prospectus supplement is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

You may obtain copies of these documents, other than exhibits, free of charge by contacting Terrence K. Mangan, Senior Vice President, Investor Relations, at our principal executive offices, which are located at 145 Bank Street, Waterbury, Connecticut 06702, or by telephone at (203) 578-2202.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the information included or incorporated by reference in them include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	local, regional, national and international economic conditions and the impact they may have on us and our customers;
•	volatility and disruption in national and international financial markets;
•	government intervention in the U.S. financial system;
•	changes in the level of non-performing assets and charge-offs;
•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;
•	inflation, interest rate, securities market and monetary fluctuations;
•	the timely development and acceptance of new products and services and perceived overall value of these products and services by customers;
•	changes in consumer spending, borrowings and savings habits;
•	technological changes and cyber-security matters;
•	the ability to increase market share and control expenses;
•	changes in the competitive environment among banks, financial holding companies and other financial services providers;
•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, insurance and healthcare) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and final rules establishing a new comprehensive capital framework for U.S. banking organizations;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and
•	the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and
•	our success at assessing and managing the risks involved in the foregoing items.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

SUMMARY

The following summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including the financial statements and the accompanying notes contained in such documents.

About Webster Financial Corporation

Webster Financial Corporation is a bank holding company and financial holding company under the Bank Holding Company Act, incorporated under the laws of Delaware in 1986, and headquartered in Waterbury, Connecticut. On a consolidated basis, at September 30, 2017, we had approximately $26.4 billion in assets and approximately $2.6 billion in total stockholders’ equity. Our principal asset at September 30, 2017 was all of the outstanding capital stock of Webster Bank, National Association (“Webster Bank”). Our common stock is traded on the New York Stock Exchange under the symbol “WBS”.

We deliver financial services to individuals, families, and businesses primarily within our regional footprint from New York to Massachusetts. We provide business and consumer banking, mortgage lending, financial planning, trust, and investment services through 167 banking centers, 338 ATMs, mobile banking and our Internet website (www.websterbank.com). We offer investment services, including securities-related services, and brokerage and investment advice through a strategic partnership with LPL, a broker dealer registered with the SEC, a registered investment advisor under federal and applicable state laws, a member of the FINRA, and a member of the SIPC. We also offer equipment financing, commercial real estate lending and asset-based lending primarily across the Northeast.

On a nationwide basis, through our HSA Bank division, Webster Bank offers and administers health savings accounts, flexible spending accounts, health reimbursement accounts and commuter benefits. Health savings accounts are used in conjunction with high deductible health plans and are intended to facilitate tax advantages with respect to health care spending for taxpayers holding accounts, in accordance with applicable law. Health savings accounts are offered through employers or directly to consumers and are distributed nationwide directly and through multiple partnerships. HSA Bank’s deposits provide long duration low-cost funding that is used to support the Company’s loan growth and to reduce the Company’s reliance on wholesale funding. As of September 30, 2017, there were $6.1 billion in total footings (a combination of $4.9 billion in deposit balances and $1.2 million in assets under administration through linked brokerage accounts) at HSA Bank in 2.4 million accounts. HSA Bank deposits accounted for 23% and 22% of the Company’s total deposits as of September 30, 2017 and December 31, 2016, respectively.

Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 578-2202. Our website is www.websterbank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

The Offering

The following is a summary of some of the terms of the depositary shares, the Series F Preferred Stock and this offering and is not intended to be complete. It does not contain all of the information that you should consider before deciding whether to invest in the depositary shares. For a complete description of the depositary shares and the Series F Preferred Stock, see the information under the heading “Description of the Series F Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement.

Issuer	Webster Financial Corporation

Securities offered	depositary shares (or depositary shares if the underwriters exercise in full their over-allotment option to purchase additional depositary shares) each representing 1/1000th ownership interest in a share of our % Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25,000 per share of Series F Preferred Stock (equivalent to $25 per depositary share). Each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series F Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series F Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of preferred stock and issue additional shares of Series F Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series F Preferred Stock. The additional shares would form a single series together with all previously issued shares of Series F Preferred Stock. In the event we issue additional shares of Series F Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued.

Dividends	We will pay dividends on the Series F Preferred Stock, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors). Subject to the foregoing, dividends will accrue and be payable from the date of issuance at a rate of % per annum, payable quarterly in arrears. See also “—Dividend Payment Date.” Upon payment of any dividends on the Series F Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series F Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend for any future dividend period with respect to the Series F Preferred Stock or any other class or series of our capital stock. A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of Series F Preferred Stock issued in connection with this offering will begin on and include the date we first issue such shares of Series F Preferred Stock.

References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Our ability to pay dividends on the Series F Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of Series F Preferred Stock—Dividends—Restrictions on Payment of Dividends.”

Dividend Payment Dates	Dividends on the Series F Preferred Stock will be payable when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2018 (each a “dividend payment date”). If any dividend payment date falls on a day other than a business day, then such date shall nevertheless be a dividend payment date but any dividend declared and otherwise payable on that dividend payment date will instead be paid on the next business day without any adjustment to the amount of dividends paid.

Priority Regarding Dividends	So long as any share of Series F Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series F Preferred Stock, and we are not in default on our obligation to redeem any shares of Series F Preferred Stock that have been called for redemption, we may not, subject to certain exceptions:

•	declare, pay or set aside for payment any dividend or distribution on any shares of junior stock (as defined herein); or

•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of junior stock or dividend parity stock (as defined herein).

When dividends are not paid in full upon the shares of Series F Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series F Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series F Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

See “Description of Series F Preferred Stock—Dividends—Priority Regarding Dividends” for more information.

Redemption	The Series F Preferred Stock is perpetual and has no maturity date. We may redeem the Series F Preferred Stock, at our option, at a price equal to $25,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the Series F Preferred Stock prior the redemption date, (i) in whole or in part, from time to time, on December 15, 2022 or any dividend payment date thereafter or (ii) in whole but not in part, at any time following our good faith determination of the occurrence of a regulatory capital treatment event (as defined herein). If we redeem the Series F Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of Series F Preferred Stock—Redemption” and “Description of Depositary Shares—Redemption” for more information.

Our ability to redeem part or all of the Series F Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series F Preferred Stock—Redemption—Redemption Procedures and Limitations.”

Neither the holders of Series F Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series F Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series F Preferred Stock are entitled to receive a liquidating distribution of $25,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends (without regard to any undeclared dividends) prior to the date of payment of the liquidating distribution, before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series F Preferred Stock with respect to liquidating distributions. Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to the Series F Preferred Stock and pro rata as to the Series F Preferred Stock and any other shares of capital stock ranking equally as to such distribution, if any. Holders of the Series F Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

Voting Rights	None, except as required by law and except with respect to authorizing or increasing the authorized amount of senior stock, certain changes to the terms of the Series F Preferred Stock, or in the case of certain dividend non-payments. See “Description of Series F Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Series F Preferred Stock.”

Maturity	The Series F Preferred Stock does not have any maturity date, and we are not required to redeem the Series F Preferred Stock at any time. Accordingly, the Series F Preferred Stock will remain outstanding indefinitely, unless and until we redeem it.

Ranking	Shares of the Series F Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up, respectively:

•	senior to our common stock and each other series of our preferred stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on parity with, the Series F Preferred Stock;

•	on parity with our Series E Preferred Stock (which is being redeemed in full on December 15, 2017) and each other series of our preferred stock issued in the future, the terms of which expressly provide that such stock will rank on parity with the Series F Preferred Stock; and

•	junior to any class or series of our preferred stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Series F Preferred Stock.

Preemptive and Conversion Rights	None.

Listing	We intend to apply to list the depositary shares on the NYSE under the symbol “WBS PrF.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

Tax Consequences	For a discussion of the tax consequences relating to the purchase, ownership and disposition of Series F Preferred Stock and the depositary shares, see “United States Federal Income Tax Consequences.”

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ ($ if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from the sale of the depositary shares representing interests in the Series F Preferred Stock to redeem all of our issued and outstanding Series E Preferred Stock, at a redemption price equal to $25,400 per share of Series E Preferred Stock (equivalent to $25.40 per Series E Depositary Share), which includes all declared and unpaid dividends thereon. The redemption of all of our Series E Preferred Stock will result in the redemption of all of our Series E Depositary Shares. The estimated amount required to redeem all issued and outstanding shares of the Series E Preferred Stock is approximately $128.5 million. The Series F Preferred Stock is perpetual and has no maturity date, and holders of the Series F Depositary Shares have no right to require the redemption or repurchase of the Series F Preferred Stock. Such redemption is subject to approval by the Federal Reserve. Until we redeem the Series E Preferred Stock, we may hold the proceeds from the offering in cash, invest them in short-term marketable securities, make investments in or loans to our subsidiaries, or reduce our subsidiaries’ short-term indebtedness.

We expect to use the net proceeds from the sale of the depositary shares that is in excess of the amount required for the redemption of the Series E Preferred Stock for general corporate purposes, which may include, without limitation, refinancing, reduction or repayment of debt, investments in Webster Bank, N.A. and our other subsidiaries as regulatory capital, financing of possible acquisitions, repurchases of our capital stock, expansion of the business, and investments at the holding company level.

Risk Factors	See “Risk Factors” beginning on page S-12 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Registrar and Transfer Agent	Broadridge Financial Solutions, Inc.

RISK FACTORS

An investment in the depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

You are making an investment decision about both the depositary shares and the Series F Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series F Preferred Stock. The depositary will rely solely on the payments it receives on the Series F Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding both of these securities before making an investment decision.

Our ability to pay dividends on the Series F Preferred Stock may be limited by federal regulatory considerations.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries and depend on the payment of cash dividends from Webster Bank and our existing liquid assets as the principal sources of funds for paying cash dividends on our common and preferred stock, including the Series F Preferred Stock. Unless we receive dividends from Webster Bank or choose to use our liquid assets, we may not be able to pay dividends. Webster Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. See “Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of regulatory and other potential restrictions on dividend declarations.

Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us. At September 30, 2017, our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the Series F Preferred Stock totaled approximately $23.4 billion.

There are various federal limitations on the extent to which Webster Bank can declare and pay dividends to us, including regulatory capital requirements, general regulatory oversight to prevent unsafe or unsound practices and federal banking law requirements concerning the payment of dividends out of net profits or surplus. The Office of the Comptroller of the Currency (the “OCC”) has the authority to prohibit the payment of dividends by a national bank, such as Webster Bank, when it determines such payments would constitute an unsafe and unsound banking practice. Webster Bank’s ability to pay dividends or otherwise make capital distributions in the future may require regulatory approval and may be restricted by the OCC. Webster Bank’s ability to make any such distributions will also depend on its earnings and ability to meet applicable regulatory capital requirements in effect during future periods. These capital adequacy standards may in the future be higher than the existing minimum regulatory capital requirements. New legislation, additional rulemaking, or changes in regulatory policies may affect future regulatory capital requirements applicable to Webster Bank. If Webster Bank does not satisfy these regulatory requirements, we will be unable to pay dividends on the Series F Preferred Stock and, therefore, you will not receive distributions on the depositary shares.

As a bank holding company, our ability to declare and pay dividends is similarly limited by federal banking law and Federal Reserve regulations and policy regarding capital adequacy and dividends. Federal Reserve policy provides that a bank holding company should not pay dividends unless (1) the bank holding company’s net income over the last four quarters (net of dividends paid) is sufficient to fully fund the dividends, (2) the prospective rate of earnings retention appears consistent with the capital needs, asset quality and overall financial condition of the bank holding company and its subsidiaries and (3) the bank holding company will continue to meet minimum required capital adequacy ratios. The policy also provides that a bank holding company should inform the Federal Reserve reasonably in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse change to the bank holding company’s capital structure. Bank holding companies also are required to consult with the Federal Reserve before increasing dividends or redeeming or repurchasing capital instruments. Additionally, the Federal Reserve could prohibit or limit the payment of dividends by a bank holding company if it determines that payment of the dividend would constitute an unsafe or unsound practice.

Under the applicable regulatory capital requirements, Webster and Webster Bank each must maintain all applicable capital buffers to avoid becoming subject to restrictions on capital distributions, including dividends, as well as other limitations. When fully phased in on January 1, 2019, Webster and Webster Bank will each be subject to capital conservation buffers of 2.5% on each applicable capital ratio, all of which must be maintained in the form of common equity “Tier 1 Capital.” Webster and Webster Bank exceeded all minimum capital requirements and maintained all applicable buffers as of June 30, 2017. See “Note 13: Regulatory Matters” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a more detailed discussion of regulatory capital requirements applicable to Webster and Webster Bank.

We are incorporated in Delaware and governed by the Delaware General Corporation Law, the application of which could also limit our ability to pay dividends. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The Series F Preferred Stock will be an equity security and will be subordinate to our and our subsidiaries’ existing and future indebtedness.

The shares of Series F Preferred Stock will be equity interests and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in shares of the Series F Preferred Stock, will rank junior to all of our and our subsidiaries’ existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. As of September 30, 2017, our total consolidated liabilities were approximately $23.7 billion, and we may incur additional indebtedness in the future to increase our capital resources.

In the future, we may attempt to increase our capital resources or, if our or Webster Bank’s capital ratios fall below the required minimums, we or Webster Bank could be forced to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes or other applicable securities. The Series F Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “—Holders of Series F Preferred Stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series F Preferred Stock.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders, including issuing additional shares of Series F Preferred Stock or additional depositary shares. Though the approval of holders of depositary shares representing interests in the Series F Preferred Stock will be needed to issue any equity security ranking senior to the Series F Preferred Stock, if we issue preferred stock in the future that has preference over, or is equal in preference to, the Series F Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series F Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series F Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series F Preferred Stock are not entitled to preemptive rights or other protections against dilution.

The Series F Preferred Stock may be junior or equal in rights and preferences to our future preferred stock.

The Series F Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series F Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series F Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series F Preferred Stock. The terms of any future preferred stock expressly senior to the Series F Preferred Stock may restrict dividend or liquidation payments on the Series F Preferred Stock. Unless full dividends for all outstanding preferred stock senior to the Series F Preferred Stock have been declared and paid or set aside for payment, we may be prohibited from declaring or paying dividends or other distributions, or from repurchasing, redeeming or otherwise acquiring, directly or indirectly, for consideration, shares of Series F Preferred Stock. This could result in dividends on the Series F Preferred Stock not being paid on any particular dividend payment date. We currently have outstanding preferred stock which ranks equal to the Series F Preferred Stock. We may in the future issue more such preferred stock or one or more new series of preferred stock which is equal to the Series F Preferred Stock with respect to the payment of dividends or upon liquidation as to liquidation payments. If our assets or the proceeds thereof are not sufficient to pay the full liquidation preferences (as defined below) to all holders of the Series F Preferred Stock and all holders of preferred stock that ranks equally with the Series F Preferred Stock, the amounts paid to the holders of Series F Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series F Preferred Stock and other parity preferred stock.

Dividends on the Series F Preferred Stock are discretionary and non-cumulative.

Dividends on the Series F Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Series F Preferred Stock or any other class or series of our capital stock for any future dividend period.

Investors should not expect us to redeem the Series F Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series F Preferred Stock is a perpetual equity security. This means that the Series F Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Series F Preferred Stock may be redeemed by us at our option, (i) either in whole or in part, on December 15, 2022 or on any dividend payment thereafter, or (ii) in whole but not in part, at any time following our good faith determination of the occurrence of a regulatory capital treatment event. Our right to redeem the Series F Preferred Stock is subject to an important limitation. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series F Preferred Stock is subject to prior approval by the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series F Preferred Stock that we may propose.

We may be able to redeem the Series F Preferred Stock before December 15, 2022.

In addition to our ability to redeem the Series F Preferred Stock on December 15, 2022 or any dividend payment thereafter, we may redeem the Series F Preferred Stock prior to December 15, 2022 following the occurrence of certain events involving the capital treatment of the Series F Preferred Stock if we determine in good faith that a “regulatory capital treatment event” has occurred. Such a redemption would be subject to the prior approval of the Federal Reserve. See “Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event.”

Holders of the Series F Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Series F Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series F Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series F Preferred Stock, as described under “Description of Series F Preferred Stock—Voting Rights” below. In addition, if dividends on any shares of the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series F Preferred Stock, together with the holders of any other series of our preferred stock ranking equal with the Series F Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors, subject to the terms and to the limited extent described under “Description of Series F Preferred Stock—Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series F Preferred Stock.

We cannot assure you that a liquid trading market for our depositary shares will develop.

The depositary shares are a new issue of securities with no established trading market. We intend to apply to list the depositary shares on the NYSE. While we expect, if the application is approved, that trading of the depositary shares on the NYSE will begin within a 30-day period after the initial issuance of the depositary shares, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares and such market may not provide sufficient liquidity. Because the depositary shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. We cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable. We do not expect that there will be any separate public trading market for the shares of the Series F Preferred Stock except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market price of the depositary shares. Factors that might influence the market prices of the depositary shares include:

•	whether we declare or fail to declare dividends on the Series F Preferred Stock from time to time;
•	real or anticipated changes in the credit ratings assigned to the depositary shares, the Series F Preferred Stock or our other securities;
•	our creditworthiness;
•	interest rates;
•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;
•	the market for similar securities; and
•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

Holders of Series F Preferred Stock may be unable to use the dividends received deduction or take advantage of preferential tax rates for qualified dividend income.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series F Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series F Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. If any distributions on the Series F Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series F Preferred Stock may decline.

USE OF PROCEEDS

We expect to receive net proceeds from the offering of approximately $        million (or approximately $        million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated expenses payable by us.

We expect to use the net proceeds from the sale of the depositary shares representing interests in the Series F Preferred Stock to redeem all of our issued and outstanding Series E Preferred Stock, at a redemption price equal to $25,400 per share of Series E Preferred Stock (equivalent to $25.40 per Series E Depositary Share), which includes all declared and unpaid dividends thereon. The redemption of all of our Series E Preferred Stock will result in the redemption of all of our Series E Depositary Shares. The estimated amount required to redeem all issued and outstanding shares of the Series E Preferred Stock is approximately $128.5 million. The Series F Preferred Stock is perpetual and has no maturity date, and holders of the Series F Depositary Shares have no right to require the redemption or repurchase of the Series F Preferred Stock. Such redemption is subject to approval by the Federal Reserve. Until we redeem the Series E Preferred Stock, we may hold the proceeds from the offering in cash, invest them in short-term marketable securities, make investments in or loans to our subsidiaries, or reduce our subsidiaries’ short-term indebtedness.

We expect to use the net proceeds from the sale of the depositary shares that is in excess of the amount required for the redemption of the Series E Preferred Stock for general corporate purposes, which may include, without limitation, refinancing, reduction or repayment of debt, investments in Webster Bank, N.A. and our other subsidiaries as regulatory capital, financing of possible acquisitions, repurchases of our capital stock, expansion of the business and investments at the holding company level. The precise amounts and timing of our use of such net proceeds will depend upon our and our subsidiaries funding requirements and the availability of other funds.

Until we redeem the Series E Preferred Stock and otherwise use any remaining net proceeds, we may hold the proceeds from the offering in cash, invest them in short-term marketable securities, make investments in or loans to our subsidiaries, or reduce our subsidiaries’ short-term indebtedness.

Certain underwriters or their affiliates may be holders of Series E Depositary Shares and, as a result, may receive part of the net proceeds of this offering by reason of our redemption of all of our Series E Preferred Stock and subsequent redemption of all of our Series E Depositary Shares. In addition, certain of our officers and directors are holders of Series E Depositary Shares and may receive part of the net proceeds of this offering by reason of our redemption of all of our Series E Preferred Stock and subsequent redemption of all of our Series E Depositary Shares.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of September 30, 2017, we had 5,060 shares of preferred stock outstanding, all of which were issued on December 4, 2012. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges,
•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expenses attributable to interest, net of income from subleases,
•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases, and
•	pre-tax earnings required for preferred stock dividends were computed using the effective tax rate for the applicable year.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,					Nine Months Ended September 30,
	2012	2013	2014	2015	2016	2016	2017
Excluding Interest on Deposits	5.08	6.10	6.57	6.35	5.85	5.76	6.55

Including Interest on Deposits	3.06	3.65	4.02	3.93	3.70	3.65	3.87

Ratio of Earnings to Combined Fixed Charges

and Preferred Stock Dividends

	Year Ended December 31,					Nine Months Ended September 30,
	2012	2013	2014	2015	2016	2016	2017
Excluding Interest on Deposits	4.80	4.67	5.08	5.17	4.92	4.83	5.54

Including Interest on Deposits	2.98	3.15	3.47	3.49	3.35	3.29	3.54

DESCRIPTION OF SERIES F PREFERRED STOCK

The following is a brief description of the material terms of the Series F Preferred Stock. The following summary of the terms and provisions of the Series F Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Fourth Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series F Preferred Stock, and Bylaws, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law and federal law governing bank holding companies.

General

The     % Series F Non-Cumulative, Perpetual Preferred Stock is a single series of our authorized preferred stock. We are offering              depositary shares (             depositary shares if the underwriters exercise their over-allotment option in full), representing              shares of Series F Preferred Stock (              shares of Series F Preferred Stock if the underwriters exercise their over-allotment option in full) in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of Series F Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be validly issued, fully paid and nonassessable. The depositary will be the sole holder of shares of Series F Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Series F Preferred Stock through the depositary, as described in “Description of Depositary Shares.”

With respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of our business and affairs, the Series F Preferred Stock will rank (i) senior to our common stock and each other series of preferred stock we may issue (unless expressly provided otherwise in the certificate of designations creating such preferred stock), (ii) pari passu with each other series of our preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank pari passu with the Series F Preferred Stock and (iii) junior to all existing and future indebtedness and other non-equity claims on us and to each other series of our preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank senior to the Series F Preferred Stock. As of the date of this prospectus supplement, we have 5,060 shares of our Series E Preferred Stock outstanding; we have no other series of preferred stock outstanding. For more information on our Series E Preferred Stock, see “—Other Preferred Stock.”

The Series F Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Series F Preferred Stock is perpetual and has no maturity date.

We reserve the right to re-open this series and issue additional shares of the Series F Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series F Preferred Stock. In the event we issue additional shares of Series F Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. The additional shares would form a single series with all previously issued shares of Series F Preferred Stock. In addition, we may from time to time, without notice to or consent of holders of the Series F Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and distributions upon our liquidation, dissolution or winding-up.

Dividends

Dividends on the Series F Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend for any future dividend period with respect to the Series F Preferred Stock or at any future time with respect to any other class or series of our capital stock.

References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Holders of Series F Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available for the payment of dividends under the Delaware General Corporation Law (“DGCL”), non-cumulative cash dividends at a rate equal to     % of the $25,000 per share liquidation amount of the Series F Preferred Stock (equivalent to $25 per depositary share) per annum, payable in arrears on each dividend payment date with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date.

If declared by our board of directors (or a duly authorized committee of our board of directors), we will pay dividends on the Series F Preferred Stock quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2018, each such date referred to as a dividend payment date. If any dividend payment date falls on a day other than a business day, then any dividend declared and otherwise payable on that dividend payment date will be paid on the next business day without any adjustment to the amount of dividends paid. A business day means any means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

A dividend period for the Series F Preferred Stock is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of the Series F Preferred Stock issued in connection with this offering will commence on and include the date we first issue such shares of Series F Preferred Stock. Dividends payable on the Series F Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series F Preferred Stock.

Dividends will be payable to holders of record of Series F Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, no more than 60 calendar days nor less than 10 calendar days before the applicable dividend payment date, as shall be fixed by our board of directors (or a duly authorized committee of our board of directors) (the “dividend record date”). A dividend record date established for the Series F Preferred Stock need not be a business day. The corresponding record dates for the depositary shares will be the same as the record dates for the Series F Preferred Stock.

Dividends on the Series F Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption.”

Priority Regarding Dividends

So long as any share of Series F Preferred Stock remains outstanding, unless (i) the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series F Preferred

Stock and (ii) we are not in default on our obligation to redeem any shares of Series F Preferred Stock that have been called for redemption:

•	no dividend shall be declared, paid or set aside for payment and no distribution shall be declared, made or set aside for payment on any junior stock (as defined below) (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of junior stock for or into other junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and
•	no shares of dividend parity stock (as defined below) shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such dividend parity stock, (ii) as a result of a reclassification of dividend parity stock for or into other dividend parity stock, (iii) the exchange or conversion of dividend parity stock for or into other dividend parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock, (v) purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

When dividends are not paid in full upon the shares of Series F Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series F Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series F Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any class or series of junior stock or any dividend parity stock from time to time out of assets legally available for such payment, and the holders of Series F Preferred Stock will not be entitled to participate in any such dividend. Holders of the Series F Preferred Stock will not be entitled to receive any dividends not declared by our board of directors (or a duly authorized committee of our board of directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series F Preferred Stock as to (i) payment of dividends and (ii) distributions upon our liquidation, dissolution or winding-up.

As used in this prospectus supplement, “dividend parity stock” means our Series E Preferred Stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series F Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis).

Restrictions on the Payment of Dividends

The payment of dividends on the Series F Preferred Stock is subject to the priority provisions and other restrictions described above in “—Dividends.” Our ability to pay dividends on the Series F Preferred Stock is also dependent on our ability to receive dividends from our subsidiaries. See “Risk Factors—Our ability to pay dividends on the Series F Preferred Stock may be limited by federal regulatory considerations.”

Further, dividends on the Series F Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve (the “Federal Reserve”) (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency (as defined in Section 3(q) of the Federal Deposit Insurance Act)). The Certificate of Designations creating the Series F Preferred Stock explicitly provides that dividends on the Series F Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy guidelines.

Redemption

No Mandatory Redemption

The Series F Preferred Stock is perpetual and has no maturity date. The Series F Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Neither the holders of Series F Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series F Preferred Stock.

Optional Redemption

We may redeem the Series F Preferred Stock at our option, through a resolution duly adopted by our board of directors (or a duly authorized committee of our board of directors), in whole or in part, from time to time, subject to the approval of the appropriate federal banking agency, on December 15, 2022 or any dividend payment date occurring thereafter, at a price equal to $25,000 per share (equivalent to $25 per depositary share), plus (except as otherwise provided) the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the Series F Preferred Stock prior to the date fixed for redemption (the “redemption date”).

Redemption Following a Regulatory Capital Treatment Event

Notwithstanding the foregoing, following our good faith determination that an event has occurred that would constitute a regulatory capital treatment event (as defined below), we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, in whole but not in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective (or will become effective) after the initial issuance of any share of Series F Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective (or will become effective) after the initial issuance of any share of Series F Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Series F Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

Redemption Procedures and Limitations

If any shares of Series F Preferred Stock are redeemed, the redemption price payable to the holder of any shares called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the shares called for redemption. Any declared but unpaid dividends payable on a redemption date but occurring after the dividend record date for any dividend period shall not be paid to the holder of Series F Preferred Stock entitled to receive the redemption price, but will instead be paid to the holder of record of the redeemed shares on the dividend record date relating to the applicable dividend payment date.

If any shares of Series F Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of the Series F Preferred Stock to be redeemed at their respective last addresses appearing on the books of Webster (provided that, if the Series F Preferred Stock is held in book-entry form through the Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth:

•	the redemption date;
•	the number of shares of the Series F Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series F Preferred Stock to be redeemed from the holder;
•	the redemption price; and
•	the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of the Series F Preferred Stock receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock.

In case of any redemption of only part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

If notice of redemption has been duly given and, if on or before the redemption date specified in such notice, we have set aside all funds necessary for the redemption, separate and apart from our other assets, in trust for the pro rata benefit of the holders of the shares of Series F Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited with a bank or trust company selected by our board of directors (or any duly authorized committee of our board of directors) (the “redemption depository”) in trust for the pro rata benefit of the holders of the shares of Series F Preferred Stock called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares of Series F Preferred Stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Series F Preferred Stock shall cease to accrue after the redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the redemption depository at any time after the redemption date from the funds so deposited, without interest. We shall be entitled to receive, from time to time, from the redemption depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to us, and in the event of such repayment, the holders of record of the shares of Series F Preferred Stock called for redemption shall be determined to be our unsecured creditors for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to us, but shall in no event be entitled to any interest.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series F Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Investors should not expect us to redeem the Series F Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.” The Certificate of Designations creating the Series F Preferred Stock explicitly provides that any redemption of the Series F Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series F Preferred Stock.

See “Description of Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares relating to the Series F Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series F Preferred Stock are entitled to receive a liquidating distribution of $25,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends prior to the date of payment of such liquidating distribution (but without any amount in respect of dividends that have not been declared prior to such payment date), after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Series F Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of our business and affairs, and before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series F Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up. After payment of the full amount of the liquidating distribution described above, the holders of the Series F Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets or the proceeds thereof are not sufficient to pay the full liquidation preferences (as defined below) to all holders of the Series F Preferred Stock and all holders of liquidation parity stock (as defined below), if any, as to such distribution with the Series F Preferred Stock, the amounts paid to the holders of Series F Preferred Stock and liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series

F Preferred Stock and such liquidation parity stock. As used in this prospectus supplement, “liquidation preference” means, with respect to any class or series of our capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon our liquidation, dissolution or winding-up (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

If the liquidation preference has been paid in full to all holders of Series F Preferred Stock and liquidation parity stock, if any, the holders of our common stock or any other class or series of shares ranking junior to the Series F Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up shall be entitled to receive all our remaining assets or the proceeds thereof according to their respective rights and preferences.

Our merger or consolidation with any other entity, including a merger or consolidation in which the holders of Series F Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets (for cash, securities or other property), shall not constitute a liquidation, dissolution or winding-up of our business or affairs.

As used in this prospectus supplement, “liquidation parity stock” means our outstanding Series E Preferred Stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series F Preferred Stock as to the payment of distributions upon our liquidation, dissolution or winding-up.

Voting Rights

General

Except as provided below or as may be required by law, the holders of the Series F Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of our capital stock, and will not be entitled to participate in meetings of holders of our common stock or to call a meeting of the holders of any one or more classes or series of our capital stock for any purpose. Each holder of Series F Preferred Stock will have one vote per share (except as otherwise indicated below) on any matter on which holders of Series F Preferred Stock are entitled to vote, including when acting by written consent.

All voting rights conferred on the Series F Preferred Stock shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds for the redemption have been set aside.

Right to Elect Two Directors upon Nonpayment

If and when dividends on the Series F Preferred Stock have not been declared and paid in an aggregate amount in full for at least six quarterly dividend periods (whether or not consecutive) (a “non-payment event”), the authorized number of directors then constituting our board of directors will automatically be increased by two. Holders of the Series F Preferred Stock, together with the holders of all other affected classes and series of voting parity stock (as defined below), voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series F Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below; provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or other trading facility on which our securities may be listed or traded) that listed or quoted companies must have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the aggregate number of outstanding shares of the Series F Preferred Stock and voting parity stock which then have the right to exercise voting rights similar to those described above (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of the Series F Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our Bylaws for a special meeting of the stockholders, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series F Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose only such holder of Series F Preferred Stock will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series F Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F Preferred Stock and all voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series F Preferred Stock for four consecutive dividend periods after a non-payment event, then the right of the holders of the Series F Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any non-payment event in respect of future dividend periods). When the rights of the Series F Preferred Stock and any voting parity stock to elect preferred stock directors have all ceased, the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

As used in this prospectus supplement, “voting parity stock” means our outstanding Series E Preferred Stock and any and all series of dividend parity stock having voting rights to elect directors upon the non-payment of dividends equivalent to those described above.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise is deemed by the Federal Reserve to exercise a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series of voting securities.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Fourth Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series F Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:

•	authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase any such class or series of our capital stock; or
•	amend the provisions of our Fourth Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series F Preferred Stock or any other series of preferred stock, so as to materially and adversely affect the special powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole.

When determining the application of the supermajority voting rights described in this section, the authorization, creation and issuance, or an increase in the authorized or issued amount of, junior stock or any series of preferred stock, or any securities convertible into or exchangeable or exercisable for junior stock or any series of preferred stock, that ranks equally with the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up shall not be deemed to adversely affect the powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series F Preferred Stock.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Fourth Amended and Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Fourth Amended and Restated Certificate of Incorporation or the Certificate of Designations creating the Series F Preferred Stock.

Changes for Clarification

We may, without the consent of the holders of Series F Preferred Stock, amend, alter, supplement or repeal any terms of the Series F Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, in order to (i) to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations creating the Series F Preferred Stock that may be defective or inconsistent or (ii) to make any provision with respect to matters or questions arising with respect to the Series F Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations creating the Series F Preferred Stock.

Other Preferred Stock

Our authorized capital stock include 3,000,000 shares of preferred stock, par value $0.01 per share, as reflected in our Fourth Amended and Restated Certificate of Incorporation. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board of directors may determine at the time of issuance.

As of the date of this prospectus supplement, we had 5,060 shares of our 6.40% Series E Non-Cumulative Perpetual Convertible Preferred Stock outstanding, with a per share liquidation preference of $1,000. The Series F Preferred Stock will rank equally with the Series E Preferred Stock in the payment of dividends and liquidation of Webster.

On November 15, 2017, we submitted notice to redeem all 5,060 shares of Series E Preferred Stock and the related Series E Depositary Shares. We will redeem the Series E Preferred Stock and Series E Depositary Shares on December 15, 2017 for an aggregate redemption price of approximately $128.5 million. See “Use of Proceeds.”

Depositary, Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. will be the depositary, transfer agent and registrar for the Series F Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

DESCRIPTION OF DEPOSITARY SHARES

The following is a brief description of the material terms of the depositary shares. The following summary does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of the Deposit Agreement (as defined below), the form of depositary receipts evidencing the depositary shares, and our Fourth Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series F Preferred Stock, and Bylaws, copies of which may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information,” and the applicable provisions of the DGCL and federal law governing bank holding companies.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Series F Preferred Stock. Each depositary share represents a 1/1,000th interest in a share of the Series F Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series F Preferred Stock with a depositary pursuant to a deposit agreement among us, Broadridge Corporate Issuer Solutions, Inc., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Series F Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”

Immediately following the issuance of the Series F Preferred Stock, we will deposit the Series F Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/1,000th of the dividend declared and payable on the related share of the Series F Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series F Preferred Stock to the record holders of depositary shares relating to the underlying Series F Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any such amounts of the securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series F Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series F Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series F Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series F Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/1,000th of the redemption price per share payable with respect to the Series F Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Whenever we redeem shares of Series F Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series F Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata, by lot or by any other equitable manner as we may decide. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series F Preferred Stock and the related depositary shares.

Voting the Series F Preferred Stock

Because each depositary share represents a 1/1,000th interest in a share of the Series F Preferred Stock, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Series F Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series F Preferred Stock are entitled to vote, the depositary will mail or transmit by such other method approved by the depositary, in its reasonable discretion, the information contained in the notice to the record holders of the depositary shares relating to the Series F Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series F Preferred Stock, may instruct the depositary to vote the amount of the Series F Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series F Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series F Preferred Stock, it will not vote the amount of the Series F Preferred Stock represented by such depositary shares.

Preemptive and Conversion Rights

The holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement.” The Series F Preferred Stock will be issued in registered form to the depositary.

Listing of Depositary Shares

Application will be made to list the depositary shares on the NYSE under the symbol “WBS PrF.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the original issuance date of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares.

The Deposit Agreement

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment (other than any change in the fees of any depositary, depositary’s agent, transfer agent, or registrar, as the case may be) that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a two-thirds of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed;
•	there has been made a final distribution in respect of the Series F Preferred Stock in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares; or
•	there has been consent of holders of depositary shares representing not less than two-thirds of the depositary shares outstanding.

Fees, Charges and Expenses

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus supplement. We will also pay all charges of the depositary in connection with the initial deposit of the Series F Preferred Stock and the initial issuance of the depositary shares, all withdrawals and any redemption or exchange of the Series F Preferred Stock. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

The depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless reasonably satisfactory indemnity is furnished.

Other Depositary Shares

As of the date of this prospectus supplement, we had 5,060,000 Series E Depositary Shares outstanding, each representing a 1/1000th interest in a share of our Series E Preferred Stock.

On November 15, 2017, we submitted notice to redeem all 5,060,000 shares of Series E Depositary Shares and all of the related Series E Preferred Stock. We will redeem the Series E Preferred Stock and Series E Depositary Shares on December 15, 2017 for an aggregate redemption price of approximately $128.5 million. See “Use of Proceeds.”

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series F Preferred Stock and the depositary shares representing shares of such Series F Preferred Stock. When we refer to Series F Preferred Stock in this section, we mean both the Series F Preferred Stock and the depositary shares representing shares of such Series F Preferred Stock.

This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Department of Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. The discussion is limited to taxpayers who will hold the Series F Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code and who purchase the Series F Preferred Stock in the initial offering at the initial offering price. This section does not discuss state, local, or foreign tax consequences, estate or gift tax consequences, or tax consequences to an investor subject to special rules, including:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for their securities holdings;
•	a bank;
•	an insurance company;
•	a thrift institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt organization;
•	a person that purchases or sells the Series F Preferred Stock as part of a wash-sale for tax purposes;
•	a person that owns the Series F Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;
•	a United States expatriate; or
•	a person liable for alternative minimum tax.

If a partnership holds the Series F Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Series F Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series F Preferred Stock.

You should consult a tax advisor regarding the United States federal tax consequences of purchasing, holding and disposing of the Series F Preferred Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Beneficial owners of depositary shares representing shares of Series F Preferred Stock will be treated as owners of the underlying Series F Preferred Stock for United States federal income tax purposes.

United States Holders

This subsection summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series F Preferred Stock by a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series F Preferred Stock and you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, of any state thereof, or the District of Columbia;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•	a trust if (a) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-U.S. Holders” below.

Distributions on the Series F Preferred Stock

Distributions with respect to our Series F Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution with respect to our Series F Preferred Stock exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series F Preferred Stock and thereafter as capital gain from the sale or exchange of such Series F Preferred Stock.

If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. You are advised to consult your own tax advisor regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership of the Series F Preferred Stock.

Sale or Exchange of the Series F Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series F Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series F Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the Series F Preferred Stock sold or exchanged is more than one year. Long-term capital gain of a noncorporate United States holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemption of the Series F Preferred Stock

If we redeem your Series F Preferred Stock, it will generally be a taxable event. You will be treated as if you have sold your Series F Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares of any class of our stock actually owned, must be taken into account.

If we redeem your Series F Preferred Stock in a redemption that meets one of the tests described above, you will generally recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the Series F Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series F Preferred Stock for more than one year.

If a redemption does not meet any of the tests described above, you will generally be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Any amount in excess of our current or accumulated earnings and profits would first be treated as a non-taxable return of capital to the extent of your tax basis in our Series F Preferred Stock and thereafter would be treated as capital gain from the sale or exchange of such Series F Preferred Stock. If a redemption of the Series F Preferred Stock is treated as a distribution that is taxable as a dividend, your adjusted basis in the redeemed shares of Series F Preferred Stock will be transferred to other shares of our stock that you hold. If you do not own any other shares of our stock, that basis may be transferred, under certain circumstances, to shares of our stock owned by a related person, or could be lost entirely. You should consult with your own tax advisor regarding the transfer of your basis in the redeemed Series F Preferred Stock.

Medicare Tax

United States holders that are individuals, estates, or trusts, and whose income exceeds certain thresholds will generally be subject to a 3.8% tax on “net investment income.” A United States holder’s net investment income will generally include its dividend income and its net gains from the disposition of the Series F Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series F Preferred Stock.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, dividend payments, or other taxable distributions, made on your Series F Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Series F Preferred Stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding (currently at a rate of 28%) will generally apply to such payments if you are a noncorporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;
•	are notified by the U.S. Internal Revenue Service (the “IRS”) that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or
•	in certain circumstances, fail to comply with applicable certification requirements.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS in a timely manner.

Non-U.S. Holders

This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series F Preferred Stock by a Non-U.S. holder. You are a Non-U.S. holder if you are a beneficial owner of a share of the Series F Preferred Stock and you are an individual, corporation, estate or trust that is not a United States holder. A Non-U.S. holder does not include a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or a former citizen or former resident of the United States. Such individuals should consult their own tax advisers as to the specific tax consequences of the ownership or disposition of the Series F Preferred Stock.

Distributions on the Series F Preferred Stock

Except as described below, if you are a Non-U.S. holder of the Series F Preferred Stock, dividends (including any redemption treated as a distribution for United States federal income tax purposes as discussed above under “United States Holders—Redemption of the Series F Preferred Stock”) paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or
•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

Because it will generally not be known, at the time you receive any distribution on our Series F Preferred Stock, whether the distribution will be paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and therefore whether the distribution will be treated as a dividend, we expect that a withholding agent will deduct and withhold United States tax at the applicable rate on all distributions that you receive on our Series F Preferred Stock. If it is later determined that a distribution on our Series F Preferred Stock was not a dividend, in whole or in part, you may be entitled to claim a refund of the United States tax withheld with respect to that portion of the distribution, provided that the required information is timely furnished to the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are generally taxed on a net basis at rates applicable to United States citizens, resident aliens and domestic United States corporations, provided that, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States.

If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series F Preferred Stock

If you are a Non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the Series F Preferred Stock (including a redemption not treated as a distribution for United States federal Income tax purposes as discussed above under “—United States Holders—Redemption of the Series F Preferred Stock”) unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or
•	we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a Non-U.S. holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate Non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual Non-U.S. holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Backup Withholding and Information Reporting

If you are a Non-U.S. holder, we and other payors are required to report to the IRS payments of dividends even if the payments are exempt from withholding. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable treaty.

You are generally not subject to backup withholding on dividends as long as you certify, under penalties of perjury, that you are a non-United States person (and the payor does not have actual knowledge or reason to know that you are United States person) or you otherwise establish an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the payment of proceeds from the sale of the Series F Preferred Stock unless you certify, under penalties of perjury, that you are a non-United States person (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code (commonly known as the Foreign Account Tax Compliance Act (“FATCA”)) generally impose a 30% withholding tax on dividends on, and, for dispositions after December 31, 2018, gross proceeds from the sale or other disposition of, our Series F Preferred Stock if paid to a foreign entity (whether such foreign entity is the beneficial owner or an intermediary) unless (i) if the foreign entity is a foreign financial institution, the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a foreign financial institution, the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their own tax advisors regarding the effect of FATCA in their particular circumstances.

The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their purchase, ownership and disposition of the depositary shares representing shares of Series F Preferred Stock, including the application and effect of state and local, foreign, and other tax laws and the possible effects of changes in U.S. federal income or other tax laws.

UNDERWRITING

We are offering the depositary shares described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Underwriters	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.

Total

The underwriters are committed to take and pay for all of the depositary shares being offered, if any are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the U.S. may be made by affiliates of the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                  additional depositary shares at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely to cover any over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table.

The underwriters propose to offer the depositary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per depositary share. Any such dealers may resell depositary shares to certain other brokers or dealers at a discount of up to $        per depositary share from the initial public offering price per depositary share sold to retail investors. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares.

	No Exercise	Full Exercise(1)
Per Depositary Share	$	$
Total	$	$

(1)	Reflects full exercise of the underwriters’ option to purchase additional depositary shares and assumes the sale of all over-allotment shares to retail investors for which the underwriters would receive an underwriting discount of $ per depositary share.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or lessening a decline in the market price of the depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time without notice. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We have agreed with the underwriters not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any of our securities substantially similar or ranking on par with and senior to the Series F Preferred Stock or the related depositary shares, including any options or warrants to purchase shares of Series F Preferred Stock, any guarantee of such security or securities convertible into or exchangeable for shares of Series F Preferred Stock, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement (the “lock-up period”), except with the prior written consent of the representatives.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $        .

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade or hedge debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that delivery of the depositary shares will be made against payment therefor on or about ,                2017, which will be the fifth business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing or the following two business days will be required, by virtue of the fact that the depositary shares will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Selling Restrictions

Notice to Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any depository shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in the prospectus in that Relevant Member State once the prospectus has been approved by the competent authority in such Member State and published in accordance with the Prospectus Directive as implemented in that Relevant Member State, except that an offer to the public in that Relevant Member State of any depositary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase any depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in Hong Kong

Each underwriter has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any depository shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the depository shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depository shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Investors in Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or “SIX”, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or “CISA”. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the Series F Preferred Stock and the depositary shares to be sold in this offering will be passed upon for us by Hogan Lovells US LLP. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Webster Financial appearing in Webster Financial’s Annual Report on Form 10-K as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, expresses an opinion that Webster Financial did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states, “A material weakness related to the Company’s allowance for loan and lease losses process has been identified and included in management’s assessment.”

PROSPECTUS

WEBSTER FINANCIAL CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Units and Warrants

By this prospectus, Webster Financial Corporation may offer from time to time:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and

•	warrants exercisable for debt securities, common stock or preferred stock.

In addition, this prospectus may be used to offer securities for the account of other persons.

When each of Webster Financial Corporation or selling securityholders offers securities, it or they will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Webster Financial Corporation’s common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2014.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained herein and in any accompanying prospectus supplement is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

References in this prospectus to “Webster Financial,” “the Corporation,” “we,” “us” and “our” are to Webster Financial Corporation. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, and warrants collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WBS,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

The New York Stock Exchange 20 Broad Street New York, New York 10005

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.websterbank.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Webster Financial Corporation

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

(203) 578-2202

Attn: Terrence K. Mangan, Senior Vice President, Investor Relations

Internet Website: www.wbst.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31486). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 28, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed on May 7, 2014, August 6, 2014 and November 5, 2014 (and, in the case of the amendment, November 6, 2014), respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2014, February 11, 2014, February 14, 2014, April 25, 2014, May 29, 2014, June 2, 2014, June 12, 2014, September 23, 2014 and November 25, 2014 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form S-4, as amended, filed with the SEC on March 24, 2000 (except as such description may be updated by the information contained under “Description of Common Stock” beginning on page 19).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information included or incorporated by reference in it include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	local, regional, national and international economic conditions and the impact they may have on us and Webster Financial customers and Webster Financial’s assessment of that impact;

•	volatility and disruption in national and international financial markets;

•	government intervention in the U.S. financial system;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in Webster Financial’s investment portfolio;

•	inflation, interest rate, securities market and monetary fluctuations;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by customers;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes and cyber-security matters;

•	the ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other financial services providers;

•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Webster Financial and its subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and

•	the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. These factors could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon managements’ beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WEBSTER FINANCIAL CORPORATION

Through Webster Bank and non-banking financial services subsidiaries, we deliver financial services to individuals, families, and businesses primarily from Westchester County, NY to Boston, MA. We provide commercial, small business, and consumer banking, mortgage lending, financial planning, and trust and investment services through 165 banking centers, 312 ATMs, telephone banking, mobile banking and our Internet website (www.websterbank.com). Webster Bank provides health savings account trustee and administrative services on a nationwide basis through its HSA Bank division and its Internet website (www.hsabank.com). We also offer equipment financing, commercial real estate lending, and asset-based lending. Our common stock is traded on the New York Stock Exchange under the symbol “WBS”.

Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 578-2202. Our website is www.websterbank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of September 30, 2014, we had 28,939 shares of preferred stock, Series A, outstanding, all of which were issued on June 11, 2008, and 5,060 shares of preferred stock, series E, outstanding, all of which were issued on December 4, 2012. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and preferred stock dividend requirements. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges less preference dividend requirements of a consolidated subsidiary,

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases, and preference dividend requirements of a consolidated subsidiary,

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases, and preference dividend requirements of a consolidated subsidiary and

•	pre-tax earnings required for preferred stock dividends were computed using effective tax rates for the applicable year.

	Year Ended December 31,					Nine Months Ended September 30,
	2009(1)	2010	2011	2012	2013	2014	2013
Ratio of Earnings to Fixed Charges:

Excluding Interest on Deposits	—	2.26	4.29	5.07	6.09	6.55	6.12

Including Interest on Deposits	—	1.47	2.44	3.06	3.64	4.01	3.63

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:

Excluding Interest on Deposits	—	1.73	4.07	4.79	4.66	5.05	4.68

Including Interest on Deposits	—	1.32	2.38	2.97	3.14	3.46	3.14

(1)	For the year ended December 31, 2009, earnings were insufficient to cover fixed charges, excluding and including interest on deposits, by a $130.6 million deficiency. Including preferred stock dividend requirements, earnings were insufficient by a $184.8 million deficiency.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank, National Association and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Subordinated Debt Securities

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster Financial.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Webster Financial, as described below under “–Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Webster Financial and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for other securities of Webster Financial, and the related terms and conditions;

•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Webster Financial. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster Financial that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster Financial or by one or more other subsidiaries of Webster Financial. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster Financial that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster Financial in a liquidation or dissolution of Webster Financial, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster Financial, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Webster Financial may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster Financial, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	“existing senior debt,” which, as of September 30, 2014, means indebtedness of Webster Financial in the amount of $150 million evidenced by 4.375% senior notes due February 15, 2024;

•	other indebtedness of Webster Financial evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of Webster Financial for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to subordinated debt securities or ranks equally with the subordinated debt securities,

•	any indebtedness, obligation or liability which is subordinated to indebtedness of Webster Financial to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and, unless expressly provided in the terms thereof,

•	any indebtedness of Webster Financial to its subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Webster Financial’s subsidiaries, since any right of Webster Financial to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Webster Financial itself is recognized as a creditor of that subsidiary, the claims of Webster Financial would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster Financial. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	Webster Financial is the continuing entity, or

•	the successor entity, if other than Webster Financial, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster Financial’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster Financial or any subsidiary as a result of that transaction as having been incurred by Webster Financial or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Webster Financial and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default.

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any debt security of the series;

•	default in the performance or breach of any other covenant or warranty of Webster Financial contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster Financial or any significant subsidiary or either of their property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in the fifth bullet above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,

•	change any of the conversion, exchange or redemption provisions of any debt security,

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities,

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster Financial with specific covenants in the indenture.

Webster Financial and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to Webster Financial as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to the covenants of Webster Financial for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster Financial in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster Financial or any other obligor upon the debt securities or any affiliate of Webster Financial or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster Financial is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Subordinated Debt Securities” would prevent Webster Financial from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•	purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

•	in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities; or

•	make any guarantee payments regarding the foregoing.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. We will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and bylaws, as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At September 30, 2014, there were 93,381,269 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 2,122,576 shares of our common stock. Also at September 30, 2014, we had issued and outstanding shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock convertible into 1,065,088 shares of our common stock and warrants to purchase 679,921 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•	any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2014, 28,939 shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and 5,060 shares of Series E Non-Cumulative Perpetual Preferred Stock were issued and outstanding. Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster Financial.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster Financial, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster Financial be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster Financial ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster Financial, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster Financial, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of Webster Financial with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster Financial, will not be deemed to constitute a liquidation, dissolution or winding up of Webster Financial.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,

(2)	increase or decrease the par value of the shares of that series of preferred stock, or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster Financial or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster Financial’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue depositary receipts in accordance with the terms of the deposit agreement to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Webster Financial and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Webster Financial will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster Financial and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster Financial and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster Financial and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster Financial and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Webster Financial, each depositary and any agent of Webster Financial or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of September 30, 2014, warrants to purchase 679,921 shares of our common stock were issued and outstanding.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster Financial, and obligating Webster Financial to sell to the holders, a number of debt securities, shares of our common stock, or preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster Financial, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

Webster Financial or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster Financial and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Webster Financial or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Webster Financial or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Webster Financial or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster Financial or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster Financial or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster Financial or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Webster Financial or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster Financial or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Webster Financial or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster Financial or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, Webster Financial or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster Financial or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster Financial or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster Financial or a selling securityholder, to indemnification by Webster Financial or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster Financial or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan Lovells US LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Webster Financial as of, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of Webster Financial’s internal control over financial reporting as of December 31, 2013, have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Webster Financial Corporation and subsidiaries as of December 31, 2012, and for the years ended December 31, 2012 and 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of the firm as experts in accounting and auditing.

Depositary Shares Each Representing a 1/1,000th

Interest in a Share of     % Series F Non-Cumulative Perpetual

Preferred Stock

Prospectus Supplement

                    , 2017

BofA Merrill Lynch

Wells Fargo Securities

J.P. Morgan

Citigroup